Exhibit 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/ Chief Financial Officer
Distribute to:	Virginia State/Local Newslines, NY Times, AP, Reuters, S&P, Moodys, Dow Jones, Investor Relations Service
May 4, 2004	10:00 a.m. Traded: NASDAQ Symbol: GSLC/UBSH

Union Bankshares Corporation Completes Acquisition of Guaranty Financial Corporation

Bowling Green, Va. – Union Bankshares Corporation (Nasdaq: UBSH - News) today announces it has completed the acquisition of Guaranty Financial Corporation (Nasdaq: GSLC - News) effective May 1, 2004. The acquisition expands Union Bankshares’ presence into the Greater Charlottesville area of Virginia. Based on the $31.03 closing price of Union Bankshares stock on April 30, 2004, transaction is valued at approximately $54.4 million. It is anticipated that upon completion of the data processing and systems conversion in early September, Guaranty Bank will be merged into Union Bank & Trust Company.

Under the terms of the definitive merger agreement, Guaranty Financial shareholders will receive either $28.00 in cash or 0.842 common shares of Union Bankshares or a combination thereof. Based on elections made by Guaranty’s shareholders, 60% of the shareholders will receive Union Bankshares Corporation stock and 40% will receive cash. Generally, those shareholders electing to receive stock and those not making an election will receive stock, while those electing cash will receive approximately 80% cash and 20% stock.

“We are excited to welcome the customers, shareholders and employees of Guaranty to the Union Bankshares Corporation family”, said G. William Beale, President of Union Bankshares Corporation. “We look forward to providing the Guaranty customers an expanded menu of products and the exemplary service that our customers have come to expect from us. We also welcome the Guaranty employees to our family of community bankers. Although certain backoffice positions will be eliminated to avoid redundant non-customer contact functions, we will make every effort to do so through attrition. Virtually all of Guaranty’s customer contact personnel will continue to serve their commercial and consumer customers. We look forward to working with these individuals to serve the Greater Charlottesville community”.

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust (21 locations in the counties of Caroline, Hanover, Henrico, King George, King William, Spotsylvania, Stafford, Westmoreland and the City of

Fredericksburg), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Rappahannock National Bank in Washington, Virginia and Bank of Williamsburg ( 2 locations in Williamsburg and Newport News). Union Bank & Trust also operates a loan production office in Manassas. In addition to banking services, Union Investment Services, Inc. provides full brokerage services and Mortgage Capital Investors provides a full line of mortgage products. The Bank of Williamsburg also owns a non-controlling interest in Johnson Mortgage Company, LLC.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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